Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  December 9, 2010
FORTUNE PLACE HOLDINGS LIMITED

By:	/s/ Wenxiang Ding
Name: Wenxiang Ding
Title: Director

/s/ Wenxiang Ding
Wenxiang Ding

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